Exhibit 32.0

CERTIFICATIONS PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the annual report on Form 10-K of Dialogic Inc. (the “Company”) for the year ended December 31, 2010 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350).

Nick Jensen, the Chief Executive Officer, and Jean Gagnon, the Principal Financial and Accounting Officer of Dialogic Inc., each hereby certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2011	/s/ Nick Jensen
Name: Nick Jensen
Title: Chief Executive Officer, President and Director
Date: March 31, 2011

/s/ Jean Gagnon
Name: Jean Gagnon
Title: Principal Financial and Accounting Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Dialogic Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.